REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees

Oak Associates Funds

In  planning  and  performing  our  audit  of  the  financial  statements  of  Oak  Associates  Funds,  comprising  White  Oak

Select  Growth  Fund,  Pin  Oak  Equity  Fund,  Rock  Oak  Core  Growth  Fund,  River  Oak  Discovery  Fund,  Red  Oak

Technology  Select   Fund,   Black   Oak   Emerging   Technology  Fund,   and   Live   Oak   Health   Sciences   Fund   (the

“Funds”),    as  of  and  for  the  year  ended  October  31,  2013,  in  accordance  with  the  standards  of  the  Public  Company

Accounting  Oversight  Board  (United  States),  we  considered  the  Funds’  internal  control  over  financial  reporting,

including  controls  over  safeguarding  securities,  as  a  basis  for  designing  our  auditing  procedures  for  the  purpose  of expressing our opinion on the  financial statements and to comply with the requirements of Form N-SAR, but  not  for the  purpose  of  expressing  an  opinion  on  the  effectiveness  of  the  Funds’  internal  control  over  financial  reporting.

Accordingly, we express no such opinion.

The  management  of  the   Funds  is  responsible  for  establishing  and  maintaining  effective  internal  control  over

financial  reporting.   In  fulfilling  this  responsibility,  estimates  and  judgments  by  management  are  required  to  assess

the  expected  benefits  and  related  costs  of  controls.   A  fund’s  internal  control  over  financial  reporting  is  a  process designed  to  provide  reasonable  assurance  regarding  the  reliability  of  financial  reporting  and  the  preparation  of

financial  statements  for  external  purposes  in  accordance  with  generally  accepted  accounting  principles  (GAAP).   A

fund’s  internal  control  over  financial  reporting  includes  those  policies  and  procedures  that  (1)  pertain  to  the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the  fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of  financial  statements  in  accordance  with  GAAP,  and  that  receipts  and  expenditures  of  the  fund  are  being  made

only  in  accordance   with  authorizations  of  management   and   trustees  of  the   fund;  and  (3)  provide  reasonable

assurance  regarding  prevention  or  timely detection  of  unauthorized  acquisition,  use  or  disposition  of  a  fund’s  assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.

Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate  because  of  changes  in  conditions,  or  that  the  degree  of  compliance  with  the  policies  or  procedures  may deteriorate.

A  deficiency  in  internal  control  over  financial  reporting  exists  when  the  design  or  operation  of  a  control  does  not allow  management  or  employees,  in  the  normal  course  of  performing  their  assigned  functions,  to  prevent  or  detect

misstatements  on  a  timely  basis.   A  material  weakness  is  a  deficiency,  or  a  combination  of  deficiencies,  in  internal control over  financial  reporting, such that  there is a  reasonable possibility that a  material  misstatement of the  Funds’

annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the

first   paragraph  and   would  not  necessarily  disclose   all   deficiencies   in  internal   control  that   might   be   material

weaknesses  under  standards  established  by  the  Public  Company  Accounting  Oversight  Board  (United  States).

However,   we   noted  no  deficiencies  in  the  Funds’  internal  control  over  financial  reporting  and  its  operation,

including  controls  over  safeguarding  securities,  that  we  consider  to  be  a  material  weakness  as  defined  above  as  of

October 31, 2013.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the  Securities  and  Exchange  Commission  and  is  not  intended  to  be  and  should  not  be  used  by  anyone  other  than these specified parties.

COHEN FUND AUDIT SERVICES, LTD.

Cleveland, Ohio

December 20, 2013